UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005

CONNETICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27406 (Commission File Number)	94-31739283 (IRS Employer Identification No.)

3160 Porter Drive, Palo Alto, California (Address of principal executive offices)	94304 (Zip Code)

Registrant’s telephone number, including area code (650) 843-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective March 22, 2005, the Company amended its Amended and Restated Certificate of Incorporation to designate the rights and preferences of the Company’s Series C Preferred Stock. Effective May 19, 2005, the Company further amended its Amended and Restated Certificate of Incorporation to eliminate the rights and preferences of the Company’s Series C Preferred Stock.

     The Certificate of Designation designated 10,000 shares of Series C Preferred Stock, par value $0.001 per share. Each share of Series C Preferred Stock was generally entitled to receive 1,000 times the aggregate per share amount of dividends declared on the common stock of the Company. Except as required by law and as to matters that would adversely affect the rights of the Series C Preferred Stock relative to common stock, the Series C Preferred Stock did not have voting rights. At the Company’s election, the Series C Preferred Stock was convertible into common stock at a ratio of 1,000 shares of common stock for each 1.1 shares of Series C Preferred Stock. For a detailed description of the Series C Preferred Stock, please see the Certificate of Designation, which is attached to this Report as Exhibit 3.1.

     The Company’s Board of Directors initially designated the Series C Preferred Stock in association with the Company’s March 2005 offering of 2.00% Convertible Senior Notes, due March 30, 2015 (the “Notes”). The Company agreed with the initial purchasers of the Notes to reserve a sufficient number of shares of Company common stock for issuance upon conversion of the Notes. When the Notes were offered to the initial purchasers, there was not sufficient common stock available to reserve for the conversion of the Notes. Therefore the Company agreed that, if necessary, it would issue 1.1 shares of Series C Preferred Stock in lieu of each 1,000 shares of common stock that would have been issued to the noteholder if the Company had a sufficient reserve of shares. On April 22, 2005, the stockholders of the Company authorized an increase in the number of authorized shares of common stock. Because the Company was able to reserve sufficient shares of common stock for the conversion of the Notes, the Series C Preferred Stock was no longer necessary and the designation of the Series C Preferred Stock was eliminated. No Series C Preferred Stock was ever issued or outstanding.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
No.	Description
3.1	Certificate of Designation of Terms of Series C Preferred Stock of Connetics Corporation
3.2	Certificate of Elimination of Rights, Preferences and Privileges of Series C Preferred Stock of Connetics Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CONNETICS CORPORATION
By:	/s/ Sanjiv S. Dhawan
	Name:	Sanjiv S. Dhawan
	Title:	Vice President, Corporate Counsel

Date: June 6, 2005

EXHIBIT INDEX

Exhibit
No.	Description
3.1	Certificate of Designation of Terms of Series C Preferred Stock of Connetics Corporation
3.2	Certificate of Elimination of Rights, Preferences and Privileges of Series C Preferred Stock of Connetics Corporation